Exhibit (a)(1)(C)

NEOPHOTONICS CORPORATION

ELECTION FORM

The Repricing Offer and withdrawal rights expire at

9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014

unless the Repricing Offer is extended (and unless we have accepted the Eligible Options or Eligible SARs, you may also withdraw any such tendered securities at any time after 9:00 p.m. Pacific Time on Thursday, January 15, 2015).

INSTRUCTIONS TO ELECTION FORM

1.	DEFINED TERMS. All terms used in this Election Form but not defined have the meanings given them in the Offer to Reprice Eligible Options and Stock Appreciation Rights, dated November 18, 2014 filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail (the “Offering Memorandum”). References in this Election Form to “NeoPhotonics,” “we,” “us,” “our,” and “ours” mean NeoPhotonics Corporation.

2.	EXPIRATION DATE. The Repricing Offer and any rights to tender or to withdraw a tender of Eligible Options or Eligible SARs expire at 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014, unless the Repricing Offer is extended (and unless we have accepted the Eligible Options or Eligible SARs, you may also withdraw any such tendered securities at any time after 9:00 p.m. Pacific Time on Thursday, January 15, 2015).

3.	DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options or Eligible SARs under the Repricing Offer, a signed copy of this Election Form, together with a properly completed and signed Eligible Option and Eligible SAR Information Sheet, must be received by NeoPhotonics before 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014 (or such later date as may apply if the Repricing Offer is extended) by one of the following means:

By Mail or Courier

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

Attention: Ian Gray

Phone: (408) 232-9200

By Facsimile

NeoPhotonics Corporation

Attention: Ian Gray

Facsimile: (408) 321-5018

By Hand or Interoffice Mail (before 5:00 p.m., U.S. Pacific Time, on Tuesday, December 16, 2014)

Attention: Ian Gray

By Email (By PDF or similar imaged document file)

tender@neophotonics.com

Your Election Form and Eligible Option and Eligible SAR Information Sheet will be effective only upon receipt by us. NeoPhotonics will accept delivery of the signed Election Form and Eligible Option and Eligible SAR Information Sheet only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form and Eligible Option and Eligible SAR Information Sheet are delivered to the person indicated above.

You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time. In particular, after 5:00 p.m., U.S. Pacific Time, on Tuesday, December 16, 2014, you may not deliver your Election Form via hand delivery or interoffice mail because Ian Gray will not be available to accept your Election Form. After 5:00 p.m. on Tuesday, December 16, 2014 and before 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014 you must submit your Election form only by facsimile or by email (by PDF or similar imaged document file).

You are not required to tender any of your Eligible Options or Eligible SARs. If you choose to tender for exchange a particular Eligible Option or Eligible SAR, you must tender the entire option or stock appreciation right, but need not tender other Eligible Options or Eligible SARs held by you. On the Eligible Option and Eligible SAR Information Sheet, please check the box corresponding to the Eligible Options or Eligible SARs that you wish to tender for amendment. You do not need to return your stock option or stock appreciation right agreements relating to any tendered Eligible Options or Eligible SARs, as they will be automatically amended if we accept your Eligible Options or Eligible SARs for amendment.

4.	WITHDRAWAL OF ELECTION. Tenders of Eligible Options or Eligible SARs made under the Repricing Offer may be withdrawn at any time before 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options or Eligible SARs, you may also withdraw any such tendered securities at any time after 9:00 p.m. Pacific Time on Thursday, January 15, 2015).

To withdraw tendered Eligible Options or Eligible SARs, you must deliver, mail, fax or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to the attention of Ian Gray, by hand, by interoffice mail, by facsimile to (408) 232-9200, by regular or overnight mail to NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 or by email to tender@neophotonics.com. Withdrawals may not be rescinded and any Eligible Options or Eligible SARs withdrawn will not be considered to be properly tendered unless the withdrawn Eligible Options or Eligible SARs are properly re-tendered before the expiration date by following the procedures described in Instruction 3 above. Please note that after 5:00 p.m. U.S. Pacific Time on Tuesday, December 16, 2014 you may not deliver your Notice of Withdrawal via hand delivery or interoffice mail because Ian Gray will not be available to accept your Notice of Withdrawal Form. After 5:00 p.m. Tuesday, December 16, 2014 and before 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014 you must submit your Notice of Withdrawal Form only by facsimile or by email (by PDF or similar imaged document file).

5.	SIGNATURES. Please sign and date this Election Form, and provide your social security number or other tax identification number. Except as described in the following sentence, this Election Form must be signed by the Eligible Employee who holds the Eligible Options or Eligible SARs to be tendered exactly as such Eligible Employee’s name appears on the applicable option or stock appreciation right agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Repricing Offer (including requests for additional or hard copies of the Repricing Offer or this Election Form) should be directed to Ian Gray, by email to tender@neophotonics.com or by telephone at (408) 232-9200.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options or Eligible SARs, as applicable, tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options or Eligible SARs. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options or Eligible SARs that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or Eligible SARs or any particular Eligible Employee before the expiration of the Repricing Offer. No Eligible Options or Eligible

SARs will be accepted for amendment until the Eligible Employee exchanging the Eligible Options or Eligible SARs has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the expiration date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options or Eligible SARs.

8.	CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.	IMPORTANT TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum, which contains important tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.

ELECTION FORM

To:	NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

Attention: Ian Gray

Phone: (408) 232-9200

Facsimile: (408) 321-5018

Email: tender@neophotonics.com

I acknowledge that:

1.	I tender to NeoPhotonics for amendment those potentially Eligible Options or Eligible SARs specified on the attached Eligible Option and Eligible SAR Information Sheet and understand that, upon acceptance by NeoPhotonics, this Election Form will constitute a binding agreement between NeoPhotonics and me. On the Eligible Option and Eligible SAR Information Sheet I have checked the box corresponding to the potentially Eligible Options or Eligible SARs that I want to tender for amendment.

2.	I understand that any election that I make to tender an option or stock appreciation right for amendment that does not qualify as an Eligible Option or Eligible SAR will not be accepted and such options or stock appreciation rights will remain in effect with their current terms and conditions following the Repricing Offer.

3.	I understand that if I validly tender an Eligible Option or Eligible SAR for exchange and such Eligible Option or Eligible SAR is accepted, such Eligible Option or Eligible SAR will automatically be amended by NeoPhotonics to (a) reduce the exercise price of my Eligible Option or Eligible SAR and (b) impose a new vesting schedule on both vested and unvested shares underlying the award (as amended, each an “Amended Option” or “Amended SAR,” as applicable) in the manner described in the Offering Memorandum.

4.	I understand that each Amended Option or Amended SAR issued to me will not have the same vesting period as the Eligible Option or Eligible SAR that I tendered for exchange, but will be completely unvested as of the grant date and vest according to the schedule described in the Offering Memorandum (the “Revised Vesting Schedule”).

5.	I understand that each Amended Option or Amended SAR will have an exercise price per share equal to the closing price of our common stock as reported on the New York Stock Exchange first business day after the date on which the Expiration Time occurs (the “New Exercise Price”).

6.	I understand that the Amended Options and Amended SARs otherwise will have substantially the same terms and conditions as the Eligible Options and Eligible SARs amended in this Repricing Offer, except for the New Exercise Price and the Revised Vesting Schedule.

7.	NeoPhotonics has advised me to consult with my own advisors as to the consequences of participating or not participating in the Repricing Offer.

8.	To remain eligible to tender Eligible Options or Eligible SARs for amendment pursuant to the Repricing Offer, I understand that I must remain an Eligible Employee and must not have received nor given a notice of termination prior to the date and time that the Repricing Offer expires, which is scheduled to be 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014, unless the Repricing Offer is extended. I understand that if I die or cease providing services to NeoPhotonics and its subsidiaries prior to the expiration date of the Repricing Offer, NeoPhotonics will not accept my Eligible Options or Eligible SARs for amendment and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options or Eligible SARs with their current terms and conditions.

9.	I understand that if I cease providing services to NeoPhotonics and its subsidiaries before all of the shares represented by an Amended Option or Amended SAR vest, I will forfeit any unvested portion of my Amended Option or Amended SAR, subject to the terms and conditions of my stock option or stock appreciation right agreement, as applicable.

10.	I understand that neither the ability to participate in the Repricing Offer nor actual participation in the Repricing Offer will be construed as a right to continued employment or service with NeoPhotonics or any of its subsidiaries.

11.	I understand that in accordance with Sections 6 and 13 of the Repricing Offer, NeoPhotonics may terminate, modify or amend the Repricing Offer and postpone its acceptance and cancellation of any Eligible Options or Eligible SARs that I have tendered for amendment. In any such event, I understand that the Eligible Options or Eligible SARs tendered for amendment but not accepted will remain in effect with their current terms and conditions.

12.	I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options or Eligible SARs at any time until the Repricing Offer expires as described in the Instructions to this Election Form. I understand that this decision to tender my Eligible Options or Eligible SARs will be irrevocable at 9:00 p.m., U.S. Pacific Time, on Wednesday, December 17, 2014, unless the Repricing Offer is extended.

13.	I understand that I may receive certain future “confirmation letters” or other communications from NeoPhotonics in connection with the Repricing Offer, including a communication confirming if NeoPhotonics has received this Election Form and my Eligible Option and Eligible SAR Information Sheet and whether NeoPhotonics ultimately accepts or rejects this Election Form and Eligible Option and Eligible SAR Information Sheet. Unless I have hereby provided Ian Gray with an alternative e-mail address or alternative instructions for contacting me as hereby specified below, I hereby confirm that I will have access to my regular NeoPhotonics e-mail for purposes of these future communications.

Alternative contact information:

14.	I acknowledge that I have received the Offer to Reprice Eligible Option and Stock Appreciation Rights, including the Summary Term Sheet – Questions and Answers (collectively, the “Offer Documents”) from NeoPhotonics dated November 18, 2014 and I agree to all of the terms and conditions of the Offer Documents AND HAVE ATTACHED A SIGNED COPY OF THE ELIGIBLE OPTION AND ELIGIBLE SAR INFORMATION SHEET. I understand that if I do not include the Eligible Option and Eligible SAR Information Sheet with this Election Form, I will be deemed to have elected NOT to tender ANY of my Eligible Options or Eligible SARs.

Eligible Holder’s Signature	Date and Time

(Signature)

Eligible Holder’s Name (please print or type)

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